UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 25, 2013

_____________________________

CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 25, 2013, Clear Channel Communications, Inc. (the “Company”) issued a press release stating that it is seeking to extend $1.0 billion in aggregate principal amount of its existing term loans B and C due January 2016 until July 2019 and announcing the commencement of the Company’s offer to exchange (the “Exchange Offer”) Senior Notes due 2021 (the “Notes”) issued by the Company for any and all of the Company’s outstanding 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 (collectively, the “Outstanding Notes”). The Notes will be issued as “additional notes” under the indenture governing the Company’s outstanding Senior Notes due 2021 that were issued on June 21, 2013.  The Exchange Offer is only available to certain eligible holders of the Outstanding Notes and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell or exchange nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

A copy of the press release announcing the foregoing potential transactions is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	99.1	Press Release issued by Clear Channel Communications, Inc., dated November 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: November 25, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Clear Channel Communications, Inc., dated November 25, 2013.